EXHIBIT 23.1






               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-44093, 333-70779, 333-53188, 333-53190) pertaining to the
1995 Stock Option Plan, As Amended, 1998 Stock Option Plan and Employee Stock Purchase Plan, 2000 Stock Award Plan, and 2000 Long-Term Performance Plan of Integrated Surgical Systems, Inc. of our report dated March 14, 2003, with respect to the consolidated financial statements of Integrated Surgical Systems, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2002.



                                                 ERNST & YOUNG LLP


Sacramento, California
March 27, 2003